EXHIBIT 10 (vv)

Promissory Note dated as of December 10, 1996, in the principal amount of $4 million made by the Company and payable to BIL Securities (Offshore) Limited.
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                     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
                     OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF AND NO TRANSFER OF THIS NOTE TO A NON-AFFILIATE OF PAYEE MAY BE MADE ON THE BOOKS OF THE COMPANY (I) WITHOUT THE PRIOR WRITTEN CONSENT OF MAKER, (II) IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER OR AN EXEMPTION THEREFROM AND (III) UNLESS ACCOMPANIED BY AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER SAID ACT OR THAT THIS NOTE HAS BEEN SO REGISTERED UNDER A REGISTRATION STATEMENT WHICH IS IN EFFECT AT THE DATE OF SUCH TRANSFER. THIS NOTE IS SUBJECT TO THE SUBORDINATION AGREEMENT, DATED DECEMBER 10, 1996, AMONG THE MAKER, THE PAYEE AND IBJ SCHRODER BANK & TRUST COMPANY, AS AGENT, UNDER WHICH THIS NOTE AND THE MAKER'S OBLIGATIONS HEREUNDER ARE SUBORDINATED IN THE MANNER SET FORTH THEREIN TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS TO THE HOLDERS OF SENIOR INDEBTEDNESS AS DEFINED THEREIN.

$4,000,000                                                     December 10, 1996

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.

                           7.7% Note due April 1, 2001

            FOR VALUE RECEIVED, GRAHAM-FIELD HEALTH PRODUCTS, INC., a Delaware corporation (together with its successors and permitted assigns, the "Maker"), hereby promises to pay to BIL SECURITIES (OFFSHORE) LIMITED, a company incorporated in New Zealand with its principal office at 22-24 Victoria Street, Wellington, New Zealand, or its registered assigns (the "Payee"), the principal sum of four million Dollars ($4,000,000), in the manner described below and to pay to the Payee interest on the unpaid principal amount of this Note (as modified and supplemented and in effect from time to time, the "Note") in the manner described below. The principal amount of this Note shall be payable on April 1, 2001 (the "Principal Payment Date"). Interest shall accrue on the unpaid principal amount of this Note at a rate per annum equal to seven and seven tenths percent (7.7%). Maker shall pay interest on principal which is overdue by 10 days at a rate equal to 2% per annum in excess of the then applicable interest rate on this Note to the extent lawful and shall pay interest (including post-petition interest in any proceeding under applicable bankruptcy law) on installments of interest overdue by ten days at the same rate to the extent
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lawful. Accrued interest shall be payable in arrears on each Quarterly Payment
Date and on the Principal Payment Date. "Quarterly Payment Date" means the last Business Day of March, June, September and December in each year, commencing with the first such day after the date hereof and ending with the last such day prior to the Principal Payment Date. Interest on this Note shall be computed on the basis of a year of 365 or 366 days (as the case may be) and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Capitalized terms used but not otherwise defined herein have the respective meanings given to such terms in the Revolving Credit and Security Agreement dated as of December 10, 1996 among the Maker, Graham-Field, Inc., Graham-Field Express, Inc., Graham-Field Temco, Inc., Graham Field Distribution Inc., Graham-Field Bandage, Inc., Graham-Field Express (Puerto Rico), Inc., Everest & Jennings, Inc., the financial institutions party thereto (collectively, the "Lenders") and IBJ Schroder Bank & Trust Company, as agent for the Lenders (in such capacity, "Agent"), as the same shall be amended, modified or supplemented and in effect from time to time (the "Revolving Credit and Security Agreement"). Maker has on the date of delivery hereof delivered to Payee a true and complete copy of the Revolving Credit and Security Agreement containing such incorporated defined terms and shall provide Payee with a true and complete copy of any amendment, modification or supplement thereto within five (5) Business Days after the same shall come into effect. If the Revolving Credit and Security Agreement is not in effect at any time, the incorporated defined terms not otherwise defined herein shall have the respective meanings given to such terms in the Revolving Credit and Security Agreement as last in effect.

            This is the Subordinated Note issued pursuant to Section 2.02(b)(v) of the Amended and Restated Agreement and Plan of Merger dated as of September 3, 1996 and amended as of October 1, 1996 by and among the Maker, Payee, E&J Acquisition Corp. and Everest & Jennings International Ltd. (the "Merger Agreement"). By its acceptance hereto, the Payee agrees to its terms.

                                    ARTICLE 1

                            PAYMENTS AND PREPAYMENTS

            Section 1.1 Payments Generally. All payments of principal and interest to be made by the Maker under this Note shall be made in Dollars, in immediately available funds, by wire transfer to the account specified below the Payee's name on the signature page hereof, or to such other account at a commercial bank located in the United States of America identified in a notice to the Maker not later than two Business Days prior to the date of such payment, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). If the due


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date of any payment under this Note would otherwise fall on a day that is not a
Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim.

            Section 1.2 Reduction of Principal. In the event punitive damages are awarded against Maker or any of its Subsidiaries which relate to any of the existing product liability claims of Everest and Jennings International Ltd. and/or its Subsidiaries as set forth on Exhibit I hereto involving a death prior to September 3, 1996 and Maker or any of its Subsidiaries are required to make any payment with respect to the award of punitive damages (a "Punitive Damage Payment"), after giving effect to any insurance coverage, if any, then the principal amount of this Note shall be reduced by such Punitive Damage Payment.

            Section 1.3 Prepayments. The Maker may at any time and from time to time, at its option, prepay this Note without penalty or premium (in an amount up to but not exceeding the unpaid principal amount hereof and any accrued interest hereon) in whole or in part. Any prepayment of this Note shall be applied first to the accrued and unpaid interest hereon and then to the unpaid principal hereof.

                                    ARTICLE 2

                                  SUBORDINATION

            This Note is subject to the Subordination Agreement, dated December 10, 1996, among the Maker, the Payee and Agent, under which this Note and the Maker's obligations hereunder are subordinated in the manner set forth therein to the prior payment of certain obligations to the holders of Senior Indebtedness as defined therein.

                                    ARTICLE 3

                                    COVENANTS

            The Maker shall, until payment in full of and termination of this
Note:

            Section 3.1 Cash Flow Coverage Ratio. Cause to be maintained a Cash Flow Coverage Ratio for the Maker:


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            (a)   of not less than .86 to 1.00 at the end of the fiscal quarter ending June 30, 1997 for the immediately preceding three months;

            (b) of not less than .90 to 1.00 at the end of the fiscal quarter ending September 30, 1997 for the immediately preceding six
                  (6) month period:

            (c) of not less than .93 to 1.00 at the end of the fiscal quarter ending December 31, 1997 for the immediately preceding nine
                  (9) month period; and

            (d) of not less than .93 to 1.00 at the end of the fiscal quarter ending March 31, 1998, and at the end of each fiscal quarter thereafter, with respect to the four (4) fiscal quarters then ended.

            Section 3.2 Leverage Ratio. Maintain a Leverage Ratio of not greater than 1.87 to 1.00 at the end of any fiscal quarter commencing with the fiscal quarter ending June 30, 1997.

            Section 3.3 Notices. Provide to the Payee copies of any notices of default, requests for waivers and waivers under the Revolving Credit and Security Agreement (within three (3) Business Days of receipt thereof by the Maker) and all compliance certificates and other information from time to time delivered thereunder by the Maker.

                                    ARTICLE 4

                                EVENTS OF DEFAULT

            Section 4.1 Events of Defaults. The occurrence of one or more of the following events shall constitute an "Event of Default" for the purposes of this
Note:

            (a) the Maker fails to pay any amount owing under this Note when due (whether at stated maturity, by acceleration, upon mandatory prepayment or otherwise) and such default (other than a failure to pay principal when due) continues for a period of five (5) consecutive Business Days;

            (b) the Maker fails to (i) pay any amount owing under the Revolving Credit and Security Agreement when due (whether at stated maturity, by acceleration, upon mandatory prepayment or otherwise) or (ii) perform, observe or discharge any other material covenant, condition or obligation in the Revolving Credit and Security Agreement, if following such failure the Senior Lender has caused the Senior Indebtedness or any part thereof to become due and payable prior to the date on which it would otherwise have become due and payable by its terms;

            (c) the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its assets or property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code,
                  (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, (vi) generally fail to pay its debts as they become due or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

            (d) a proceeding or case shall be commenced, without the application or consent of the Maker, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Maker or of all or any substantial part of its property, or
                  (iii) similar relief in respect of the Maker under any law relating to bankruptcy, insolvency, reorganization or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Maker shall be entered in an involuntary case under the Federal Bankruptcy Code;

            (e) the Maker shall fail to comply with any of its material agreements or covenants in, or provisions of, this Note or the Stockholder Agreement or the Registration Rights Agreement (as such terms are defined in the Merger Agreement) and such failure continues for the period of thirty (30) days after the Maker's receipt of written notice of such default; provided, however, such non- compliance shall not constitute an Event of Default if and so long as the Maker is attempting in good faith to cure such non-compliance within a reasonable period after such 30 day period.

            Section 4.2 Acceleration of Maturity; Rescission and Annulment. If any Event of Default specified in paragraphs (a),


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(b) or (e) of Section 4.1 hereof occurs and is continuing, then and in every such case the Payee may declare the principal of this Note and accrued interest thereon to be due and payable immediately, by a notice in writing to the Maker, and upon any such declaration such principal shall become due and payable immediately without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Maker. If any Event of Default specified in paragraphs (c) or (d) of Section 4.1 hereof occurs, the principal of this Note and accrued interest thereon shall automatically become due and payable immediately without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Maker.

            Notwithstanding any of the foregoing, at any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Payee may rescind and annul such declaration and its consequences if it so notifies the Maker of its desire to do so. No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

                                    ARTICLE 5

                              WAIVER AND AMENDMENT

            Section 5.1 Amendment. No amendment of this Note shall be effective unless in writing and signed by the Payee and the Maker.

            Section 5.2 Waiver. No waiver of any provision of this Note shall be effective unless in writing and signed by the Payee.

            Section 5.3 Waiver of Past Defaults. The Payee may waive any past default hereunder and its consequences. Upon and to the extent of any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                    ARTICLE 6

                                  MISCELLANEOUS

            Section 6.1 Notices. All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by telecopy) to the Maker or the Payee, as the case may be, at the applicable "Address for

Notices" specified on the signature page hereof; or at such other address as shall be designated by any such party in a notice to the other party. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

            Section 6.2 Governing Law. This Note shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflicts of laws provisions thereof.

            Section 6.3 No Adverse Interpretation of Other Agreements. No other indenture, loan or debt agreement of the Maker may be used to interpret this Note.

            Section 6.4 Assignment. The Payee may not sell, assign, pledge, hypothecate or otherwise transfer or dispose of this Note or any of its rights or obligations hereunder without the prior written consent of the Maker; provided, however the Payee may sell, assign, pledge, hypothecate or otherwise transfer or dispose of this Note to an Affiliate of the Payee without the prior written consent of the Maker. This Note and all agreements of the Maker in this Note are binding upon the Maker and its successors and assigns.

            Section 6.5 Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 6.6 Headings, etc. The headings of the Articles and Sections of this Note have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.


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

            IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer.


                                            GRAHAM-FIELD HEALTH PRODUCTS, INC.



                                            By:_____________________________
                                            Name:
                                            Title:

                                            Address for Notices:

                                            Graham-Field Health Products, Inc.
                                            400 Rabro Drive East
                                            Hauppauge, New York  11788
                                            Facsimile No.:  (516) 582-5608
                                            Attention:  Richard S. Kolodny

                                            ACCEPTED BY PAYEE:

                                            BIL SECURITIES (OFFSHORE) LIMITED



                                            By:_____________________________
                                            Name:
                                            Title:

                                            Address for Notices:

                                            BIL SECURITIES (OFFSHORE) LIMITED
                                            c/o Brierley Investments Limited
                                            P.O. Box 5018
                                            Level 6 Colonial Building
                                            22-24 Victoria Street
                                            Wellington, New Zealand
                                            Facsimile No.:  011-64-4-473-1631
                                            Attention:  Company Secretary


                                            Wire Transfer Instructions:

                                            National Australia Bank New York
                                            Wall Street
                                            A/c Bank of New Zealand Head Office
                                            Favour:  Brierley Investments
                                                     Limited
                                            A/c No.: 422 500